Exhibit 99.2

Northwest	t (240) 497-9024	www.nwbio.com
Biotherapeutics, Inc.	f (240) 627-4121	NASDAQ: NWBO

4800 Montgomery Lane
Suite 800
Bethesda, MD 20814

NW Bio Completes The Closing Of Its $17.5 Million Convertible Note Offering

Funding To Increase Manufacturing Capacity for Ramp-Up of Programs

Bethesda, MD, August 19, 2014 – Northwest Biotherapeutics, Inc. (NASDAQ: NWBO) (“NW Bio”) a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today that the $17.5 million convertible note offering announced last Thursday, August 14, 2014, has closed. The three-year notes have a 5% interest rate and are convertible at $7.30 per share of common stock. The investors also have an option, exercisable for 3 months, to purchase up to an additional 30% of these notes on the same terms.

The proceeds from this offering will help support an increase in the manufacturing capacity for the Company’s DCVax products, as well as the Company’s ongoing Phase III and Phase I/II clinical trials.

“We are pleased to complete this convertible debt funding, with an above market conversion price, to help bring on additional production capacity in Europe for the exciting opportunities in both our clinical trials and our Hospital Exemption program,” commented Linda Powers, CEO of NW Bio.

The notes and the shares of common stock underlying the notes have not been and will not be registered under the Securities Act of 1933, as amended, or any applicable state securities laws. Unless so registered, such notes and such shares of common stock may not be offered or sold in the U.S. except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe. The Company has a broad platform technology for DCVax dendritic cell-based vaccines. The Company’s lead program is a 348 patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.” The Company is under way with a 60-patient Phase I/II trial with DCVax-Direct for all inoperable solid tumors cancers, with a primary efficacy endpoint of tumor regression. It has completed enrollment in the Phase I portion of the trial. The Company previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer. The Company conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania. In Germany, the Company has also received approval of a 5 year Hospital Exemption for the treatment of all gliomas (brain cancer) patients outside the clinical trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the use of proceeds; risks related to the Company’s abilities to carry out the intended manufacturing expansions, the exercise of the purchase right and the satisfaction of customary closing conditions for such exercise; the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Media Contacts:

Les Goldman 202-841-7909	Farrell Kramer 212-710-9685
lgoldman@nwbio.com	Farrell.kramer@mbsvalue.com